Exhibit 99.1

Chemours Receives NYSE Notice Regarding Delayed Form 10-K Filing

Wilmington, Del., March 18, 2024 – On March 18, 2024, The Chemours Company (“Chemours” or “the Company”) (NYSE: CC) received notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual due to a delay in filing its Annual Report on Form 10-K for the year ended December 31, 2023, with the Securities and Exchange Commission (the “SEC”).

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 15, 2024 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC before such date.

As previously disclosed in the Company’s Form 12b-25 filed with the SEC on February 29, 2024, the Company needed additional time to complete its year-end reporting process, including its review of internal control over financial reporting as of December 31, 2023, and for the Audit Committee of the Board of Directors to complete a related internal review. As disclosed in a press release issued on March 6, 2024, the Audit Committee review has been substantially completed. The Company is working diligently to complete its year-end reporting process, including its review of internal control over financial reporting as of December 31, 2023, and to file its Annual Report on Form 10-K with the SEC as promptly as practicable. The Company will make a subsequent announcement to schedule the date and time of its fourth quarter and full-year 2023 earnings release and conference call.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,200 employees and 28 manufacturing sites serving approximately 2,700 customers in approximately 110 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. All forward-looking statements are subject to risks and uncertainties. These risks include the results of the Audit Committee review; the timing and completion of the Company’s reporting of its 2023 results; completing the assessment of internal control over financial reporting and filing required reports with the Securities and Exchange Commission; remediating any material weaknesses in internal control over financial reporting; regulatory inquiries, litigation, or liabilities that may result from the matters included in the Audit Committee review, including related disclosure in the Company’s filings with the Securities and Exchange Commission; the impact of this announcement on the price of our common stock and our relationships with investors, employees, suppliers, lenders and other parties. Other risks and uncertainties include, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Matters outside our control, including general economic conditions, geopolitical conditions and global health events, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS

Brandon Ontjes

VP, Financial Planning & Analysis and Investor Relations

+1.302.773.3300

investor@chemours.com

Kurt Bonner,

Manager, Investor Relations

+1.302.773.0026

investor@chemours.com

NEWS MEDIA

Cassie Olszewski

Corporate Media & Brand Reputation Leader

+1.302.219.7140

media@chemours.com